Exhibit 99.1

FOR IMMEDIATE RELEASE

Dun & Bradstreet Stockholders Approve Merger Transaction with Investor Group
Led by CC Capital, Bilcar, Cannae Holdings and Thomas H. Lee Partners

SHORT HILLS, N.J. — November 7, 2018 — Dun & Bradstreet (NYSE:DNB) (the “Company”) today announced that, based on a preliminary count of the votes cast at the Company’s special meeting of stockholders held today, Dun & Bradstreet stockholders voted to approve the proposed merger transaction with an investor group led by affiliates of CC Capital Partners LLC, Bilcar, LLC, Cannae Holdings, Inc. and funds affiliated with Thomas H. Lee Partners, L.P.

Based on the preliminary count, approximately 26.7 million shares were voted in favor of the merger proposal. The favorable vote represents 71.9% of the total outstanding and 99.0% of the total shares voted. As of September 28, 2018, the record date for the special meeting, there were approximately 37.1 million shares of Dun & Bradstreet common stock outstanding.

The proposed merger transaction remains subject to approval by the Russian Federal Antimonopoly Service and the UK Financial Conduct Authority and certain other customary closing conditions, and is expected to close no later than during the first quarter of 2019.

The independent Inspector of Elections, Broadridge Financial Solutions, Inc., will tabulate all proxies and ballots submitted at the special meeting. Final results will be reported on a Form 8-K filed with the Securities and Exchange Commission after the votes have been tabulated and certified.

About Dun & Bradstreet:

Dun & Bradstreet, the global leader in commercial data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed transaction, including the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; reliance on third parties to support critical components of the Company’s business model; the Company’s ability to protect its information technology infrastructure against cyber attack and unauthorized access; risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws; customer demand for the Company’s products; risks associated with recent changes in the Company’s executive management team and Board of Directors; the integrity and security of the Company’s global databases and data centers; the Company’s ability to maintain the integrity of its brand and reputation; future laws or regulations with respect to the collection, compilation, storage, use, cross-border transfer, publication and/or sale of information and adverse publicity or litigation concerning the commercial use of such information; the effects of foreign and evolving economies, exchange rate fluctuations, legislative or regulatory requirements and the implementation or modification of fees or taxes to collect, compile, store, use, transfer cross-border, publish and/or sell data; the impact of the announcement of, or failure to complete, the proposed transaction on our relationships with employees, customers, suppliers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Dun & Bradstreet

Media

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

Matthew Sherman / Michael Freitag / Jeffrey Kauth

Or

Dun & Bradstreet

Emile Lee, 973-921-5525

LeeE@DNB.com

Investors/Analysts

Kathy Guinnessey, 973-921-5892

kathy.guinnessey@dnb.com